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                                                                     EXHIBIT 4.4

                                                               EXECUTION VERSION


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                         UNITED INDUSTRIES CORPORATION,

                   THE GUARANTORS LISTED ON SCHEDULE II HERETO

                                       AND

                       THE INITIAL PURCHASERS NAMED HEREIN

                                   ----------

                           DATED AS OF MARCH 20, 2003

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                                                               EXECUTION VERSION

                                TABLE OF CONTENTS

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                                                                                          Page
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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1. Definitions.....................................................................1
SECTION 1.2. Accounting Terms; Financial Statements..........................................4

                                   ARTICLE II

         ISSUE OF SECURITIES; PURCHASE AND SALE OF SECURITIES; RIGHTS OF
             HOLDERS OF SECURITIES; OFFERING BY INITIAL PURCHASERS

SECTION 2.1. Issue of Securities.............................................................4
SECTION 2.2. Purchase, Sale and Delivery of Securities.......................................5
SECTION 2.3. Registration Rights of Holders of Securities....................................6
SECTION 2.4. Offering by the Initial Purchasers..............................................6

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES; RESALE OF SECURITIES

SECTION 3.1. Representations and Warranties of the Company and the Guarantors................6
SECTION 3.2. Resale of Securities...........................................................16

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

SECTION 4.1. Conditions Precedent to Obligations of the Initial Purchasers..................16
SECTION 4.2. Conditions Precedent to Obligations of the Company and the Guarantors..........18

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1. Covenants of the Company and the Guarantors....................................18

                                   ARTICLE VI

                                      FEES

SECTION 6.1. Costs, Expenses and Taxes......................................................21

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                                   ARTICLE VII

                                    INDEMNITY

SECTION 7.1. Indemnity......................................................................21
SECTION 7.2. Contribution...................................................................24
SECTION 7.3. Registration Rights Agreement..................................................24

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1. Survival of Provisions.........................................................24
SECTION 8.2. Termination....................................................................25
SECTION 8.3. No Waiver; Modifications in Writing............................................26
SECTION 8.4. Information Supplied by the Initial Purchasers.................................26
SECTION 8.5. Communications.................................................................26
SECTION 8.6. Execution in Counterparts......................................................27
SECTION 8.7. Successors.....................................................................27
SECTION 8.8. Governing Law..................................................................27
SECTION 8.9. Severability of Provisions.....................................................27
SECTION 8.10. Headings......................................................................27

                                       ii
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                                                               EXECUTION VERSION

          SECURITIES PURCHASE AGREEMENT, dated as of March 20, 2003 (the "Agreement"), among UNITED INDUSTRIES CORPORATION, a Delaware corporation (the "Company"), the Guarantors listed on Schedule II attached to this Agreement and BANC OF AMERICA SECURITIES LLC ("BAS"), CIBC WORLD MARKETS CORP. ("CIBC") and GOLDMAN, SACHS & CO. ("Goldman") (each an "Initial Purchaser"; and, collectively, the "Initial Purchasers").

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

          "Basic Documents" means, collectively, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and this Agreement.

          "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

          "Closing" has the meaning provided therefor in Section 2.2 of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

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          "Commonly Controlled Entity" has the meaning provided therefor in
Section 3.1(z) of this Agreement.

          "Company Delivered Documents" has the meaning provided therefor in
Section 3.1(e) of this Agreement.

          "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

          "Depositary" has the meaning provided therefor in Section 2.1 of this Agreement.

          "DTC Letter of Representations" has the meaning provided therefor in
Section 2.1 of this Agreement.

          "Employee Benefit Plan" has the meaning provided therefor in Section 3.1(z) of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

          "Event of Default" means any event defined as an Event of Default in the Indenture.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Exchange Notes" shall have the meaning provided therefor in the Registration Rights Agreement.

          "Exchange Securities" has the meaning provided therefor in Section 2.1 of this Agreement.

          "Final Memorandum" has the meaning provided thereof in Section 2.1 of this Agreement.

          "Guarantee[s]" has the meaning provided therefor in Section 2.1 of this Agreement.

          "Guarantor" means each of the Company's subsidiaries listed in
Schedule II attached to this Agreement.

          "Indemnified Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

          "Indemnifying Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

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          "Indenture" means the indenture, dated as of the date of the Closing, between the Company, the Guarantors and State Street Bank and Trust Company, as Trustee, under which the Securities will be issued.

          "Initial Purchasers" has the meaning set forth in the introductory paragraph to this Agreement.

          "Intangible Property Rights" has the meaning provided therefor in
Section 3.1(q) of this Agreement.

          "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than advance payments or customer deposits for goods and services sold by the Company or any of its subsidiaries in the ordinary course of business), security interest, lien, charge, easement, encumbrance (other than a license or a lease), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligations (as defined in the Indenture)), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

          "Material Adverse Effect" means (i) a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or properties of the Company and its subsidiaries considered as one entity or (ii) a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement or the other Basic Documents.

          "Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

          "Notes" means the 9 7/8% Series C Senior Subordinated Notes due 2009 of the Company.

          "Offering" means the offering of the Securities pursuant to the Memorandum.

          "Offering Materials" has the meaning provided therefor in Section 7.1(a) of this Agreement.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or association or government (including any agency or political subdivision thereof).

          "PORTAL" means the Private Offering, Resales, and Trading through Automated Linkages Market.

          "Preliminary Memorandum" has the meaning provided therefor in Section
2.1 of this Agreement.

          "Private Exchange Securities" has the meaning provided therefor in the Registration Rights Agreement.

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          "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

          "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

          "Registration Rights Agreement" means the registration rights agreement among the Company, the Guarantors and the Initial Purchasers relating to the Notes.

          "Regulation S" means Regulation S under the Act.

          "Securities" has the meaning provided therefor in Section 2.1 of this Agreement.

          "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

          "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

          "Time of Purchase" has the meaning provided therefor in Section 2.2 of this Agreement.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

          "Trustee" means U.S. Bank National Association, as Trustee under the Indenture.

          SECTION 1.2. ACCOUNTING TERMS; FINANCIAL STATEMENTS. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice.

          The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to generally accepted accounting principles in the United States applied on a consistent basis except for changes with which such accountants concur. All determinations to which accounting principles apply shall be made in accordance with sound accounting practice.

                                   ARTICLE II

         ISSUE OF SECURITIES; PURCHASE AND SALE OF SECURITIES; RIGHTS OF
             HOLDERS OF SECURITIES; OFFERING BY INITIAL PURCHASERS

          SECTION 2.1. ISSUE OF SECURITIES. The Company has authorized the issuance of $85,000,000 aggregate principal amount of the Notes which are to be issued pursuant to the Indenture. Each Note will be substantially in the form of the Note set forth as Exhibit A to the Indenture. Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a letter of representations, to be dated as of the date of the Closing (as defined in Section 2.2 of this

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Agreement) (the "DTC Letter of Representations"), among the Company, the
Guarantors, the Trustee and the Depositary.

          The payment of principal of, premium and Additional Interest (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally by the Guarantors, pursuant to their guarantees (the "Guarantees") and subject to the terms and conditions set forth in the Indenture and the exhibits and attachments thereto. The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities."

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions therefrom.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated March 20, 2003 (the "Preliminary Memorandum") and prepared a final offering memorandum dated March 20, 2003 (the "Final Memorandum" and, together with the Preliminary Memorandum, the "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Company and its subsidiaries and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent financial statements included therein.

          SECTION 2.2. PURCHASE, SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees that it will sell to each Initial Purchaser, and each Initial Purchaser agrees, acting severally and not jointly, that it will purchase from the Company at the Time of Purchase, the principal amount of the Securities set forth opposite the name of such Initial Purchaser on Schedule I hereto at a price equal to 99.25% of the principal amount thereof.

          The purchase, sale and delivery of the Securities will take place at a closing (the "Closing") at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 10:00 A.M., New York time, on March 27, 2003, or such later date and time, if any, as the Initial Purchasers and the Company shall agree. The time at which such Closing is concluded is herein called the "Time of Purchase."

          The Company at least 24 hours prior to the Closing shall deliver, or cause to be delivered, to BAS for the account of the several Initial Purchasers certificates for the Securities at the Closing against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

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          SECTION 2.3. REGISTRATION RIGHTS OF HOLDERS OF SECURITIES. The Initial
Purchasers and their direct and indirect transferees of the Securities will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Registration Rights Agreement.

          SECTION 2.4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES; RESALE OF SECURITIES

          SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. The Company and each of the Guarantors hereby jointly and severally represent and warrant to and agree with each of the Initial Purchasers as follows:

          (a) FINAL MEMORANDUM. The Final Memorandum, as of its date does not, and at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto as set forth in Section 8.4 hereof. The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources. The Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the description thereof in the Final Memorandum.

          (b) FINANCIAL STATEMENTS. The audited financial statements of the Company set forth in the Final Memorandum are in accordance with the books and records of the Company, fairly present in all material respects the financial position, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated therein); the summary and selected financial data in the Final Memorandum present fairly the financial information shown therein and have been prepared and compiled on a basis consistent with audited financial statements included therein, except as otherwise stated therein. PricewaterhouseCoopers, LLP which has reported upon the audited financial statements included in the Final Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations thereunder. The pro forma financial statements and other pro forma financial information (including the notes thereto)

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     included in the Final Memorandum (A) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act (it being understood that the rules under Regulation S-X relative to pro forma adjustments require the application of judgment regarding whether such adjustments are directly attributable to the transaction, have a continuing impact and are factually supportable and that the staff of the Commission could disagree that certain of the adjustments meet these requirements) and (B) have been properly computed on the bases described therein; and the assumptions used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (c) EXISTENCE. Each of the Company and the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. The Company and each of the Guarantors have made available to the Initial Purchasers complete and correct copies of their respective certificates of incorporation and by-laws. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. The only direct or indirect subsidiaries of the Company are the Guarantors.

          (d) CAPITAL STOCK. As of the Time of Purchase (after giving effect to the Offering), the Company will have the capitalization as set forth in the Final Memorandum, except for revolving credit borrowings since December 31, 2002 and, except as described in the Final Memorandum, all of the issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of them have been issued in violation of any preemptive or other right; and, except as contemplated in this Agreement or the other agreements, instruments or documents delivered in connection with the transactions contemplated hereby or referred to in the Final Memorandum, the Company is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any Capital Stock or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of the Company. Except as otherwise disclosed in the Final Memorandum, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance.

          (e) AUTHORITY. Each of the Company and the Guarantors has the requisite corporate power and authority to enter into the Basic Documents (to the extent a party thereto) and all other agreements, instruments and documents executed and delivered by each of the Company and the Guarantors, respectively, pursuant thereto (collectively, the "Company Delivered Documents") and to carry out its obligations thereunder, including

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     without limitation issuing the Securities in the manner and for the purpose contemplated by this Agreement. The execution, delivery and performance of the Company Delivered Documents and the consummation of the transactions contemplated thereby have been duly authorized by each of the Company and the Guarantors (to the extent a party thereto), and no other proceeding or approval on the part of either the Company or any of the Guarantors is necessary to authorize the execution and delivery of the Company Delivered Documents or the performance of any of the transactions contemplated thereby.

          (f) PURCHASE AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) is a valid and legally binding agreement of the Company and each of the Guarantors, enforceable in accordance with its terms except
     (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

          (g) INDENTURE. The Indenture has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (h) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (i) THE SECURITIES AND THE EXCHANGE SECURITIES. The Securities, the Exchange Securities and the Private Exchange Securities have each been duly authorized by the Company and the Guarantors and, when executed by the Company and the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Securities, delivered to and paid for by the Initial Purchasers in

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     accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company and each of the Guarantors enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (j) OTHER DOCUMENTS. Each other Company Delivered Document executed and delivered by the Company and each of the Guarantors (to the extent a party thereto) has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors (to the extent a party thereto) and constitutes or will constitute a valid and legally binding obligation of the Company and each of the Guarantors (to the extent a party thereto), enforceable in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

          (k) SOLVENCY. Immediately after the consummation of the transactions contemplated by this Agreement (including the use of proceeds from the sale of the Securities at the Time of Purchase), the fair value and present fair saleable value of the assets of the Company and each Guarantor will exceed the sum of its stated liabilities and identified contingent liabilities; neither the Company nor any Guarantor will be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of the Securities at the Time of Purchase), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

          (l) ABSENCE OF CERTAIN CHANGES. Subsequent to the date as of which information is given in the Final Memorandum, except as described in the Final Memorandum, there has not been (i) any event or condition that had a Material Adverse Effect, (ii) any transaction entered into by the Company or any of its subsidiaries, singly or in the aggregate, that had a Material Adverse Effect, or (iii) any dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on its Capital Stock.

          (m) NO VIOLATION. Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation or by-laws or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) under any material contract or agreement to which either the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of (ii) for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the execution, delivery or performance of any of the Company Delivered Documents by the

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     Company and each of the Guarantors, as applicable, nor the consummation of any of the transactions contemplated thereby (i) will violate or conflict with the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) will, as of the Time of Purchase, result in any breach of or default under any provision of any material contract or agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject,
     (iii) violates, is prohibited by or requires the Company or any of its subsidiaries to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, presently in effect or in effect at the Time of Purchase, (iv) will cause any acceleration of maturity of any note, instrument or other indebtedness to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or with respect to which the Company or any of its subsidiaries is an obligor or guarantor, or (v) will result in the creation or imposition of any Lien upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to the equity or any of the properties, assets, business, agreements or contracts of the Company or any of its subsidiaries, other than any violation, conflict, breach, default, acceleration or Lien which, individually or in the aggregate, will not result in a Material Adverse Effect. Neither the Company nor any Guarantor is a party to any material agreement other than those filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 20, 2003.

          (n) TITLE AND CONDITION OF PROPERTIES AND ASSETS. As of the date hereof, each of the Company and each of its subsidiaries has good and valid title to all of its owned assets and properties which are material to the business of the Company and its subsidiaries, taken as a whole and as of the Time of Purchase, the Company and each of its subsidiaries will have good and valid title to all of its assets and properties which are material to the business of the Company and its subsidiaries, taken as a whole (except as sold or otherwise disposed of in the ordinary course of business), subject to no Liens other than Permitted Liens (as defined in the Indenture).

          (o) LEASED PROPERTY. Each lease of real property or personal property that is material to the business of the Company and its subsidiaries, taken as a whole, is in full force and effect and is valid and enforceable in accordance with its terms except that (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations. There is not under any such lease any default by the Company or any of its subsidiaries or any event that with notice or lapse of time or both would constitute such a default by the Company or any of its subsidiaries and with respect to which the Company or any of its subsidiaries has not taken adequate steps to prevent such default from occurring, except for any such default that would not result in a Material Adverse Effect; all of such events, if any, and the aforesaid steps taken by the

     Company or any of its subsidiaries are set forth in the Final Memorandum. To the Company's or any of its subsidiaries' knowledge, there is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party, which default would result in a Material Adverse Effect.

          (p) LITIGATION. Except as set forth in the Final Memorandum, there are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States jurisdiction, of any kind now pending or, to the best of the Company's or any of its subsidiaries' knowledge, threatened involving the Company or any of its subsidiaries that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Securities by the Company or any of the Guarantors or any of the other transactions contemplated hereby, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) which individually or in the aggregate, would result in a Material Adverse Effect.

          (q) INTANGIBLE PROPERTY RIGHTS. The Final Memorandum accurately describes: (i) all material copyrights, patents, trademarks, service marks and trade names, and all registrations or pending applications thereof in the United States (collectively "Intangible Property Rights") owned by the Company and its subsidiaries; and (ii) all material licenses and similar agreements under which the Company or any of its subsidiaries uses Intangible Property Rights of any third party. Except as otherwise described in the Final Memorandum, (i) the Company and each of its subsidiaries owns, is licensed or otherwise has sufficient rights to use the material Intangible Property Rights and the Technology (as defined below) necessary for the conduct of its business free and clear of all Liens other than Permitted Liens; (ii) there are no pending claims challenging the validity, enforceability or ownership of such Intangible Property Rights or Technology or the Company's or any of its subsidiaries' right to use such Intangible Property Rights or Technology; (iii) the material issued patents, registered trademarks and registered copyrights in the United States under such Intangible Property Rights are valid and subsisting and, to the Company's or any of its subsidiaries' knowledge, none of the claims of said issued patents, registered trademarks or copyrights is now being infringed by others; (iv) there are no material licenses or sublicense agreements now in effect regarding the Company's or any of its subsidiaries' or to the Company's or any of its subsidiaries' knowledge, any third party's use of such Intangible Property Rights or Technology; and (v) to the Company's or any of its subsidiaries' knowledge, neither the Company nor any of its subsidiaries is infringing or misappropriating any U.S. or foreign patent, trademark, copyright owned by third parties and no claim is now pending or is threatened to such effect, except for any of the foregoing which does not have a Material Adverse Effect. "Technology" means the material patterns, plans, designs, confidential information, research data, trade secrets and other proprietary know-how, formulae and manufacturing processes, operating manuals, drawings, technology, manuals, data, records, procedures, research and development records, and all licenses or other rights to use any of the foregoing of others used in connection with the business.

          (r) COMPLIANCE WITH LAWS, ETC. Except as disclosed in the Final Memorandum and except for those failures to have, to be in full force and effect, to file, retain and maintain and to comply, in each case, would not result in a Material Adverse Effect, (i) with respect to the business of the Company and its subsidiaries, the Company and each of its subsidiaries have all licenses, permits or franchises issued by any United States or foreign, federal, state, provincial, municipal or local authority or regulatory body and other governmental certificates, authorizations and approvals (collectively "Licenses and Permits") required by every United States or foreign, federal, state, provincial, municipal and local governmental or regulatory body for the operation of the business and the use of their properties as presently operated or used; (ii) all such Licenses and Permits are in full force and effect and no action, claim or proceeding is pending, nor to the knowledge of the Company or any of its subsidiaries is threatened, to suspend, revoke, revise, limit, restrict or terminate any of such Licenses and Permits or declare any such License or Permit invalid; (iii) the Company and each of its subsidiaries has filed all necessary reports and maintained and retained all necessary records pertaining to such Licenses and Permits; and (iv) the Company and each of its subsidiaries has otherwise complied with all of the laws, ordinances, regulations and orders applicable to their existence, financial condition, operations, properties or business, and neither the Company nor any of its subsidiaries has received any notice to the contrary.

          (s) GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. Except as set forth in the Final Memorandum, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, securities exchange or any regulatory authority is required in connection with the execution, delivery or performance by the Company or the Guarantors, as applicable, of this Agreement or any of the other Basic Documents or any of the transactions contemplated thereby, except (i) as may be required under state securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Securities, or (ii) which would not result in (individually or in the aggregate) a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations set forth in the Final Memorandum (other than as disclosed therein) which are required to have been obtained by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company or any of its subsidiaries, threatened attack by appeal or direct proceeding or otherwise.

          (t) LABOR CONTROVERSIES. Except as disclosed in the Final Memorandum and except for those following which would not result in a Material Adverse Effect (i) no employees of the Company or any of its subsidiaries are currently represented by a labor union or labor organization, no labor union or labor organization has been certified or recognized as a representative of any such employees, and neither the Company nor any of its subsidiaries has any obligation under any collective bargaining agreement or other agreement with any labor union or labor organization that, in any way, affects the Company or any of its subsidiaries, (ii) there is no unfair labor practice complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of the Company or any of its subsidiaries threatened against or affecting the Company or any of its subsidiaries, (iv) neither the Company nor any of its subsidiaries has experienced any strike, work stoppage or other labor difficulty during the past three years, and (v) neither the Company nor any of its subsidiaries is a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to employees of the Company or any of its subsidiaries is currently being negotiated.

          (u) EMPLOYMENT CONTRACTS. Except as described in the Final Memorandum, there are no material employment contracts between the Company or any of its subsidiaries, on the one hand, and employees, on the other hand, other than contracts representing the standard terms and conditions prevailing between the Company or any of its subsidiaries, on the one hand, and their respective employees, on the other.

          (v) FINDERS; BROKERS. Except as described in the Final Memorandum, there are no claims for commissions or fees from any investment banker, broker, finder, consultant or intermediary hired by or on behalf of the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement, based on any arrangement or agreement.

          (w) ENVIRONMENTAL MATTERS. Except as disclosed in the Final Memorandum and except as would not individually or in the aggregate, result in a Material Adverse Effect, (A) the Company and each of its subsidiaries is in compliance with and not subject to liability under all applicable Environmental Laws, (B) each of the Company and each of its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company and each of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law,
     (F) no property or facility owned, leased or operated by the Company or any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or any comparable list maintained by any state or local governmental authority; (G) there are no events, activities, conditions, or occurrences which could reasonably be expected to prevent the Company or any of its subsidiaries from complying with, or result in liability under, applicable Environmental Laws.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Company or any of its subsidiaries relating to pollution or protection of the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, land surface or subsurface strata), natural resources, or health or safety or any pollutant, contaminant, waste, constituent, chemical, material or substance, that is subject to regulation thereunder.

          (x) TAX MATTERS. Each of Company and its subsidiaries has filed all material federal, state and foreign income and franchise tax returns required to have been filed and has paid all material taxes required to be paid by any of them and, if due and payable, any related or similar material assessment, fine or penalty levied against any of them, except, in each case, as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(b) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

          (y) INVESTMENT COMPANY. The Company and the Guarantors are not and immediately after the Time of Purchase none of them will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") or, to the Company's or any of its subsidiaries' knowledge, a company "controlled" by a company required to be registered under the Investment Company Act.

          (z) ERISA. No Reportable Event (as defined in Section 4043 of ERISA) has occurred during the three-year period prior to the date on which this representation is made with respect to any Employee Benefit Plan, and the Company has complied in all material respects with the applicable provisions of ERISA and the Code in connection with the Employee Benefit Plans. No Employee Benefit Plan of the Company or plan of any Commonly Controlled Entity is subject to Title IV of ERISA and the Company has no director interest, actual or contingent liability under Title IV of ERISA. Neither the Company, nor any Commonly Controlled Entity (as defined below) has incurred or is reasonably likely to incur any withdrawal liability with respect to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA). No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of the Company or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Employee Benefit Plans which are welfare benefit plans (as described in Section 3(1) of ERISA) ("Welfare Benefit Plans"), and all Welfare Benefit Plans of the Company and welfare plans of its Commonly Controlled Entities are in substantial compliance with the continuation coverage requirements of Section 498OB of the Code and Part 6 of Title I of ERISA. With respect to each Employee Benefit Plan, no event has occurred and there exists no conditions or set of circumstances in connection with which the Company or any of its subsidiaries is reasonably likely to be subject to material liability under the Code, ERISA or any other applicable law, except for liability for benefit claims and funding obligations payable in the ordinary course. "Commonly Controlled Entity" means any person or entity that, together with any Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. "Employee Benefit Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which is maintained or contributed to by an Company or to which the Company may have liability.

          (aa) INSURANCE. The Company and each of its subsidiaries carry insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

          (bb) THE OFFERING. Assuming the accuracy of the Initial Purchasers' representations and warranties in Section 3.2 hereof and the performance of their covenants in this Agreement, no form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Company, the Guarantors, their respective Affiliates or any Person acting on their behalf in connection with the offer and sale of the Securities; neither the Company, the Guarantors, nor any Person authorized to act on their behalf has, either directly or indirectly, sold or offered for sale any of the Securities or any other similar security of the Company or any Guarantor to, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchasers; and the Company and each of the Guarantors agree that neither the Company, the Guarantors, nor any Person acting on their behalf will sell or offer for sale any Securities to, or solicit any offers to buy any Securities from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Securities within the provisions of Section 5 of the Act. Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum does not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act. The Securities are eligible for resale pursuant to Rule 144A and no securities of the Company or the Guarantors are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. Neither the Company nor any Guarantor has taken, nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities. Neither of the Company nor any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S with respect to the Securities and the Company and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have acted in accordance with the offering restrictions requirements of Regulation S.

          (cc) ACCOUNTING SYSTEM. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          SECTION 3.2. RESALE OF SECURITIES. Each of the Initial Purchasers represents and warrants (as to itself only) that it is a "qualified institutional buyer" as defined in Rule 144A of the Act ("QIB"). Each of the Initial Purchasers agrees with the Company (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, Persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to Persons other than U.S. Persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such Persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

          SECTION 4.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INITIAL PURCHASERS. The obligation of each Initial Purchaser to purchase the Securities to be purchased at the Closing is subject, at the Time of Purchase, to the satisfaction of the following conditions:

          (a) At the Time of Purchase, the Initial Purchasers shall have received the opinions in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of the Time of Purchase and addressed to the Initial Purchasers, of (i) Kirkland & Ellis, counsel for the Company and Sylorr Plant Corporation, in form and substance as set forth on Exhibit A hereto, (ii) Thompson Coburn LLP, counsel to Schultz Company and Ground Zero, Inc., in form and substance as set forth on Exhibit B hereto, and (iii) from Reinhard Boerner Van Deuren S.C., counsel to WPC Brands, Inc., in form and substance as set forth on Exhibit C hereto.

          (b) The Initial Purchasers shall have received an opinion, addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and dated the Time of Purchase, of Shearman & Sterling, counsel to the Initial Purchasers.

          (c) The Initial Purchasers shall have received from PricewaterhouseCoopers LLP a comfort letter or letters dated the date hereof and of the Closing in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

          (d) The representations and warranties made by the Company and each of the Guarantors herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Company and each of the Guarantors shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the Basic Documents required to be performed by it at or prior to the Time of Purchase and the Company and each of the Guarantors shall have furnished to each Initial Purchaser a certificate, dated the Time of Purchase, to such effect.

          (e) Subsequent to the date of the Final Memorandum, (i) there shall not have been any change which has a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries shall have taken any voluntary, affirmative action to conduct their business other than in the ordinary course and (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of either the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act..

          (f) At the Time of Purchase and after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, there shall exist no Default or Event of Default.

          (g) The purchase of and payment for the Securities by the Initial Purchasers hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation.

          (h) At the Time of Purchase, the Initial Purchasers shall have received a certificate, dated the Time of Purchase, from the Company and each of the Guarantors, stating that the conditions specified in Sections 4.1(d), (e), (f) and (g) have been satisfied or duly waived at the Time of Purchase.

          (i) Each of the Basic Documents shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

          (j) All proceedings required in order to issue the Securities and consummate the transactions contemplated by this Agreement and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents of the Company and each of the Guarantors as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

          (k) The sale of the Securities hereunder shall not have been enjoined (temporarily or permanently) at the Time of Purchase.

          (l) At the Closing, the Securities will be eligible for clearance and settlement through the facilities of the Depositary.

          (m) At or prior to the Closing, Amendment #10 (in the form provided to the Initial Purchasers and counsel to the Initial Purchasers) to the Senior Credit Facility by and among the Company, a syndicate of lenders, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as co-arrangers and Bank of America, N.A., Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce as agents to the lenders, shall be in full force and effect.

          On or before the Closing, the Initial Purchasers and counsel to the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company as they may reasonably request.

          SECTION 4.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE GUARANTORS. The obligations of the Company and the Guarantors to deliver the Securities shall be subject to the following:

          (a) The accuracy as of the date hereof and at the Time of Purchase (as if made on and as of the Time of Purchase) of the representations and warranties of the Initial Purchasers herein (delivery of the purchase price by the Initial Purchasers for the Securities being an affirmation by the Initial Purchasers of the accuracy of their representations and warranties).

          (b) At or prior to the Closing, Amendment #10 (in the form provided to the Initial purchasers and counsel to the Initial Purchasers) to the Senior Credit Facility by and among the Company, a syndicate of lenders, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as co-arrangers and Bank of America, N.A., Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce as agents to the lenders, shall be in full force and effect.

                                    ARTICLE V

                                    COVENANTS

          SECTION 5.1. COVENANTS OF THE COMPANY AND THE GUARANTORS. The Company and each of the Guarantors jointly and severally covenant and agree with each of the Initial Purchasers that:

          (a) The Company and each of the Guarantors will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Company and each of the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "blue sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Securities; PROVIDED, HOWEVER, that in connection therewith, neither the Company nor any Guarantor shall be required to qualify as a foreign corporation, to take any acts which would require it to qualify to do business or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers as many copies of the Preliminary and Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company and the Guarantors will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For and during the period ending on the date no Securities are outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company or the Guarantors to the Trustee or the holders of the Securities and, promptly after available, copies of any reports or financial statements furnished to or filed by the Company or the Guarantors with the Commission or any national securities exchange on which any class of securities of the Company or the Guarantors may be listed.

          (g) Prior to the Time of Purchase, the Company will furnish to the Initial Purchasers, as soon as they have been prepared in final form, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) The Company and its Affiliates will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (i) Neither the Company nor any of the Guarantors will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not saleable in full under Rule 144 under the Act (or any successor provision), the Company and Guarantors will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company and the Guarantors are then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its best efforts to (i) permit the Notes to be included for quotation on PORTAL and (ii) permit the Notes to be eligible for clearance and settlement through the Depositary.

          (l) The Company and each of the Guarantors will do and perform all things required to be done and performed by it under this Agreement and the other Basic Documents prior to or after the Closing, subject to the qualifications and limitations in the writing that expresses such obligations, and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers under this Agreement to purchase and accept delivery of the Securities.

          (m) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), neither the Company nor the Guarantors will register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

                                   ARTICLE VI

                                      FEES

          SECTION 6.1. COSTS, EXPENSES AND TAXES. The Company and each of the Guarantors jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) the Company's cost of preparation, printing, reproduction, execution and delivery of this Agreement, each of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any costs of printing the Preliminary and Final Memorandum and any amendment or supplement thereto, any other marketing related materials, (iii) any costs of all arrangements relating to the delivery including postage, etc. to the Initial Purchasers of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (v) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (vi) the qualification of the Securities under state securities and "blue sky" laws, including filing fees, word processing and reproduction costs of any "blue sky" memoranda and fees (not to exceed $15,000) and disbursements of counsel to the Initial Purchasers relating thereto, (vii) all expenses in connection with any meetings with prospective investors in the Securities, (viii) fees and expenses of the Trustee, including fees and expenses of counsel to the Trustee, (ix) all out-of pocket expenses incurred by the Initial Purchasers in connection with the proposed offering and sale of the Securities including, but not limited to, reasonable fees and disbursements of counsel, (x) all expenses and listing fees incurred in connection with the application for quotation of the Securities on PORTAL, (xi) any fees charged by investment rating agencies for the rating of the Securities, (xii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Securities by the Depositary for "book-entry" transfer, and (xiii) except as limited by Article VII, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, of the successful enforcement of this Agreement, the Securities or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any other Basic Document or the issuance of the Securities, and shall save and hold each Initial Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

                                   ARTICLE VII

                                    INDEMNITY

          SECTION 7.1. INDEMNITY.

          (a) INDEMNIFICATION BY THE COMPANY AND THE GUARANTORS. The Company and each of the Guarantors jointly and severally agree and covenant to hold harmless and indemnify each of the Initial Purchasers and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which such Initial Purchaser and its Affiliates may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Memorandum and any amendments or supplements thereto, the Basic Documents or any application or other documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Guarantors shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph
(a) in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing by such Initial Purchasers for inclusion therein provided, further, that the Company and the Guarantors shall not be liable under this paragraph (a) to the extent such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any Memorandum that is corrected in any amendment or supplement thereto if the person asserting such loss, claim, damage or liability purchased Securities from an Initial Purchaser in reliance on such Memorandum but was not given the amendment or supplement thereto on or prior to the confirmation of the sale of such Securities and such amended or supplemented Memorandum was delivered by the Company to such Initial Purchaser prior to the confirmation of such sale. The Company and each of the Guarantors jointly and severally agree to reimburse each Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being an Initial Purchaser; provided that if the Company or any Guarantor reimburses an Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, such Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the losses, claims, damages or liabilities are not entitled to indemnification hereunder. The Company and each of the Guarantors jointly and severally further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not an Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Company and each of the Guarantors under this Article VII shall be in addition to any liability the Company or such Guarantor may otherwise have. The Company and each of the Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished to them is the information set forth in Section 8.4 of this Agreement.

          (b) INDEMNIFICATION BY THE INITIAL PURCHASERS. Each of the Initial Purchasers agrees and covenants, severally and not jointly, to hold harmless and indemnify the Company, the Guarantors and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing by such Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchasers under this Article VII shall be in addition to any liability the Initial Purchasers may otherwise have.

          (c) PROCEDURE. If any Person shall be entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemnifying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties, or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or Parties (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding.

          SECTION 7.2. CONTRIBUTION. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of the Initial Purchasers' discounts and commissions but before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by each Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

          The Company and the Guarantors and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this Section 7.2, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          SECTION 7.3. REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.1. SURVIVAL OF PROVISIONS. The representations, warranties and covenants of the Company, the Guarantors and the Initial Purchasers made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles VI, VII and VIII shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, any Guarantor, any Initial Purchaser or any Indemnified Party, (b) acceptance of any of the Securities and payment therefor, (c) any termination of this Agreement other than pursuant to Section 8.2, or (d) disposition of the Securities by the Initial Purchasers whether by redemption, exchange, sale or otherwise. With respect to any termination of this Agreement pursuant to Section 8.2, this Agreement and the obligations contemplated hereby shall terminate without liability to any party, and no party shall have any continuing obligation hereunder or liability to any other party hereto, except that each of the provisions of Articles VI, VII, and VIII shall remain operative and in full force and effect regardless of any termination pursuant thereto.

          SECTION 8.2. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Time of Purchase in the event that the Company or the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing:

          (i) the Company or any Guarantor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has a Material Adverse Effect (including without limitation a Change of Control (as defined in the Indenture)), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in
Section 8.1 hereof.

          SECTION 8.3. NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of the Company, any Guarantor or any Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, any Guarantor or any Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Guarantor from any provision of this Agreement shall be effective unless signed in writing by the party hereto entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, each Guarantor and each Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Guarantor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Guarantor in any case shall entitle the Company or any Guarantor to any other or further notice or demand in similar or other circumstances.

          SECTION 8.4. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The statements set forth and in the sixth paragraph under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

          SECTION 8.5. COMMUNICATIONS. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchasers, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to Banc of America Securities LLC, 9 West 57th Street, New York, NY 10019, Facsimile: (212) 847-5038; Attention: High Yield Capital Markets, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, Facsimile: (212) 848-7179, Attention: Andrew R. Schleider, Esq. and (b) if to the Company or the Guarantors, shall be given by similar means to United Industries Corporation, 8825 Page Boulevard, P.O. Box 15842, St. Louis, Missouri 63114, Attn: Chief Financial Officer, with copies to Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601, Attention: Carter W. Emerson, P.C. and to Thomas H. Lee Company, 75 State Street, 26th Floor, Boston, MA 02109, Attention:
C. Hunter Boll. In each case notices, demands and other communications shall be deemed given when received.

          SECTION 8.6. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          SECTION 8.7. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Company and the Guarantors contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchasers and any Person or Persons who control the Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7.1(b) of this Agreement shall also be for the benefit of the Company and the Guarantors and their respective directors, officers, employees and agents and any Person or Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

          SECTION 8.8. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 8.9. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 8.10. HEADINGS. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                                UNITED INDUSTRIES CORPORATION

                                                By:
                                                  -----------------------------
                                                Name:
                                                Title:


                                                SCHULTZ COMPANY


                                                By:
                                                  -----------------------------
                                                Name:
                                                Title:


                                                GROUND ZERO, INC.


                                                By:
                                                  -----------------------------
                                                Name:
                                                Title:


                                                SYLORR PLANT CORPORATION

                                                By:
                                                  -----------------------------
                                                Name:
                                                Title:

                                                WPC BRANDS, INC.


                                                By:
                                                  -----------------------------
                                                Name:
                                                Title:

                                                BANC OF AMERICA SECURITIES LLC


                                                By:
                                                  -----------------------------
                                                Name:
                                                Title:


                                                CIBC WORLD MARKETS CORP.


                                                By:
                                                  -----------------------------
                                                Name:
                                                Title:


                                                GOLDMAN, SACHS & CO.


                                                By:
                                                  -----------------------------
                                                    (Goldman, Sachs & Co.)

                                                               EXECUTION VERSION

                                                                      SCHEDULE I

                                                 Principal Amount at
Initial Purchaser                                Maturity of Notes
-----------------                                --------------------
Banc of America Securities LLC                        $ 34,000,000
CIBC World Markets Corp.                                34,000,000
Goldman, Sachs & Co.                                    17,000,000
                                                      ------------
Total                                                 $ 85,000,000
                                                      ------------

                                                                     SCHEDULE II

                               LIST OF GUARANTORS

Guarantor                                       Jurisdiction of Incorporation
---------                                       -----------------------------

Schultz Company                                        Missouri
Ground Zero, Inc.                                      Missouri
Sylorr Plant Corporation                               Delaware
WPC Brands, Inc.                                       Wisconsin

                                                               EXECUTION VERSION

                                                                       Exhibit A

                       Form of Opinion of Kirkland & Ellis

                                                                       Exhibit B

                     Form of Opinion of Thompson Coburn LLP

          1. Each of the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Guarantors has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, and the Exchange Securities.

          2. Each of the Guarantors is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

          3. All of the issued and outstanding capital stock of each of the Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best of our knowledge, any pending or threatened claim.

          4. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for each Guarantor's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Guarantees or the Indenture, or the issuance and delivery of the Securities and the Exchange Securities or consummation of the transactions contemplated thereby and by the Offering Memorandum, except such as have been obtained or made by the Guarantors and are in full force and effect.

          5. Each of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guarantees of the Notes and the Exchange Notes has been duly authorized, executed and delivered by each of the Guarantors.

          6. The Guarantees of the Notes and the Exchange Notes have been duly authorized by each Guarantor for issuance and sale pursuant to the Purchase Agreement.

          7. The execution and delivery of each of the Purchase Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes, the Guarantees of the Notes and the Exchange Notes and the Indenture (collectively, the "Transaction Documents") by each Guarantor and the performance by each Guarantor of its obligations under the Transaction Documents, as applicable, and consummation of the transactions contemplated thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter or by-laws of the Guarantors, respectfully, and (ii) will not result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantors under, and will not result in any violation of, any law, administrative regulation or administrative or court decree generally applicable to the Guarantors.

          8. The choice of New York law stipulated to govern is a valid and effective choice of law under the laws of the state of incorporation of each Guarantor and should be enforced to the extent the parties have provided therein by a court of such state or a federal court sitting in such state and applying the law of such state, except to the extent that New York law contravenes the public policy of such state, and except insofar as federal laws may apply with respect to certain issues. Moreover, although the Transaction Documents contain choice of law provisions which state that they are to be governed by and construed in accordance with the law of the State of New York, in the event that the laws of the state of incorporation of each Guarantor were applied to govern the Transaction Documents, the Transaction Documents will not violate any applicable usury laws of the state of incorporation of each Guarantor.

                                                                       Exhibit C

              Form of Opinion of Reinhart Boerner Van Dueren, S.C.

          1. Each of the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Guarantors has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, and the Exchange Securities.

          2. Each of the Guarantors is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

          3. All of the issued and outstanding capital stock of each of the Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best of our knowledge, any pending or threatened claim.

          4. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for each Guarantor's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Guarantees or the Indenture, or the issuance and delivery of the Securities and the Exchange Securities or consummation of the transactions contemplated thereby and by the Offering Memorandum, except such as have been obtained or made by the Guarantors and are in full force and effect.

          5. Each of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guarantees of the Notes and the Exchange Notes has been duly authorized, executed and delivered by each of the Guarantors.

          6. The Guarantees of the Notes and the Exchange Notes have been duly authorized by each Guarantor for issuance and sale pursuant to the Purchase Agreement.

          7. The execution and delivery of each of the Purchase Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes, the Guarantees of the Notes and the Exchange Notes and the Indenture (collectively, the "Transaction Documents") by each Guarantor and the performance by each Guarantor of its obligations under the Transaction Documents, as applicable, and consummation of the transactions contemplated thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter or by-laws of the Guarantors, respectfully, and (ii) will not result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantors under, and will not result in any violation of, any law, administrative regulation or administrative or court decree generally applicable to the Guarantors.

          8. The choice of New York law stipulated to govern is a valid and effective choice of law under the laws of the state of incorporation of each Guarantor and should be enforced to the extent the parties have provided therein by a court of such state or a federal court sitting in such state and applying the law of such state, except to the extent that New York law contravenes the public policy of such state, and except insofar as federal laws may apply with respect to certain issues. Moreover, although the Transaction Documents contain choice of law provisions which state that they are to be governed by and construed in accordance with the law of the State of New York, in the event that the laws of the state of incorporation of each Guarantor were applied to govern the Transaction Documents, the Transaction Documents will not violate any applicable usury laws of the state of incorporation of each Guarantor.